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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Chittenden Corporation on Form S-4 (File No. 0-7974) of our report dated January 21, 1997 on our audit of the consolidated financial statements of Vermont Financial Services Corp. for the year ended December 31, 1996, which report is included in the 1998 Form 10-K of Vermont Financial Services Corp. We also consent to the reference to our firm under the caption "Where You Can Find More Information".

                                          /s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 1, 1999